UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

RIDDELL BELL HOLDINGS, INC.

(Exact name of registrant as specified in its charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-123927	20-1636283

6225 North State Highway 161, Suite 300

Irving, Texas 75038

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (469) 417-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2005, Riddell, Inc. (“Riddell”), a wholly owned subsidiary of the Registrant, entered into an amendment to the Employment Agreement between Riddell and Eric Brenk, the Chief Operating Officer of the Registrant. The amended employment agreement provides for, among other things, an extension of the term of Mr. Brenk’s employment from May 4, 2005 to December 31, 2005 and an incentive bonus at the end of the employment term based upon the achievement of certain specified performance goals.

All other terms of Mr. Brenk’s employment agreement remain in full force and effect and a description of such terms are included in the Registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on April 7, 2005. A copy of the amendment is filed with this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Agreement, dated as of June 1, 2005, between Eric Brenk and Riddell, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005	By:	/s/ William Mote Jr.
William Mote Jr. Vice President – Finance

Exhibit	Description

10.1	Agreement, dated as of June 1, 2005, between Eric Brenk and Riddell, Inc.